UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 16, 2008

THE BLACK & DECKER CORPORATION
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-1553 (Commission File Number)	52-0248090 (IRS Employer Identification No.)

701 East Joppa Road, Towson, Maryland (Address of principal executive offices)	21286 (Zip Code)

Registrant's telephone number, including area code   410-716-3900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] [ ] [ ] [ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

As more fully described in Note 16 of Notes to Consolidated Financial Statements included in Item 8 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007 (Note 16), the Corporation assesses the performance of its reportable business segments based upon a number of factors, including segment profit. For segment reporting purposes, elements of segment profit and certain other segment data are translated using budgeted rates of exchange. Budgeted rates of exchange are established annually and, once established, all prior period segment data is updated to reflect the translation of elements of segment profit and certain other segment data at the current year’s budgeted rates of exchange. Amounts included in the first table of Note 16 under the captions “Reportable Business Segments” and “Corporate, Adjustments, & Eliminations” are reflected at the Corporation’s budgeted rates of exchange for 2007. The amounts included in that table under the caption “Currency Translation Adjustments” represent the difference between consolidated amounts determined using the budgeted rates of exchange for 2007 and those determined based upon the rates of exchange applicable under accounting principles generally accepted in the United States.

The Corporation has established budgeted rates of exchange for 2008 and, accordingly, segment data for prior periods has been updated to reflect the translation of elements of segment profit and certain other segment data at the budgeted rates of exchange for 2008.

For informational purposes, the Corporation has included as Exhibit 99 to this Current Report on Form 8-K selected unaudited supplemental information about its business segments for 2007, 2006, and 2005 updated to reflect the translation of elements of segment profit and certain other segment data at the budgeted rates of exchange for 2008.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99	Selected unaudited supplemental information about the Corporation’s business segments for each of the three years in the period ended December 31, 2007, and for each of the quarters in the years ended December 31, 2007 and 2006.

THE BLACK & DECKER CORPORATION

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BLACK & DECKER CORPORATION By: /s/ CHRISTINA M. MCMULLEN Christina M. McMullen Vice President and Controller

Date: April 16, 2008